Exhibit 10.39
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT is made and entered into as of March 14, 2005 (this “Agreement”), by and between TRUSTWAVE HOLDINGS, INC., a Delaware corporation (the “Company,” which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company), Financial Technology Management II, LLC (“FTV”), Richard Garman and Kevin Bradford (including any successor nominees nominated by FTV, the “FTV Directors”) (FTV, FTV Affiliates (as hereinafter defined) and the FTV Directors are sometimes referred to herein collectively as “Indemnitees,” and individually as “Indemnitee”):
     WHEREAS, the Company is a party to that certain Contribution Agreement, dated as of the date hereof, by and among the Company, certain affiliates of FTV and other investors (the “Contribution Agreement”);
     WHEREAS, pursuant to the Stockholders Agreement (as defined in the Contribution Agreement), two (2) directors of the Company shall be nominated by FTV;
     WHEREAS, as a condition to the Contribution Agreement, the Company is required to enter into this Agreement with Indemnitees;
     WHEREAS, increased corporate litigation has subjected directors and their affiliates to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;
     WHEREAS, the Company’s Certificate of Incorporation (as the same may be amended and restated from time to time) requires it to indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law and permit it to make other indemnification arrangements and agreements;
     WHEREAS, the Company desires to provide Indemnitees with specific contractual assurance of Indemnitees’ rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Company’s Certificate of Incorporation and Bylaws, or any change in the composition of its Board of Directors);
     WHEREAS, the Company intends that this Agreement provide Indemnitees with greater protection than that which is provided by the Company’s Certificate of Incorporation; and
     WHEREAS, the parties desire to memorialize their agreement regarding Indemnitees’ rights and to specifically include FTV and the FTV Affiliates as Indemnitees.

     NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitees do hereby covenant and agree as follows:
     1. Definitions.
          (a) “Corporate Status” describes the status of (A) an Entity (including its affiliates) which is nominating or has nominated a director of the Company or (B) a person who is serving or has served (i) as a director of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), if Indemnitee is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Company.
          (b) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.
          (c) “Expenses” shall mean all fees, costs and expenses reasonably incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 9 and 10(c) of this Agreement), fees and disbursements of expert witnesses and professional advisors (including, without limitation, accountants), court costs, transcript costs, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, and other disbursements and expenses.
          (d) “FTV Affiliates” shall mean all employees, managers and members of FTV and all entities controlled by FTV including without limitation Financial Technology Ventures II, L.P. and Financial Technology Ventures II (Q), L.P.
          (e) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.
          (f) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.
          (g) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by any Indemnitee pursuant to Section 9 of this Agreement to enforce Indemnitees’ rights hereunder.
          (h) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.
     2. Services of Indemnitees. In consideration of the Company’s covenants and commitments hereunder, the FTV Directors shall serve as, or continue to serve as, directors of the Company. However, this Agreement shall not impose any obligation on Indemnitees or the Company to continue the FTV Directors’ service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.
     3. Agreement to Indemnify. The Company agrees to indemnify each Indemnitee as follows:
          (a) Proceedings Other Than By or In the Right of the Company. Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).
          (b) Proceedings By or In the Right of the Company. Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.
          (c) Conclusive Presumption Regarding Standard of Care. In making any determination required to be made under Delaware law or other law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 5 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.
     4. Exceptions to Indemnification. Each Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than with respect to any specific claim, issue or matter involved in the Proceeding out of which Indemnitee’s claim for indemnification has arisen, as follows:
          (a) Proceedings Other Than By or In the Right of the Company. If indemnification is requested under Section 3(a) and it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, (A) Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (B) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.
          (b) Proceedings By or In the Right of the Company. If indemnification is requested under Section 3(b) and

               (i) it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or
               (ii) it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to such specific claim, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless a court of competent jurisdiction in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Indemnifiable Expenses which such court shall deem proper; or
               (iii) it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Company for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law.
          (c) Insurance Proceeds. To the extent payment is actually made to Indemnitee under a valid and collectible insurance policy in respect of Indemnifiable Expenses in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder except in respect of any excess Indemnifiable Expenses beyond the amount of payment under such insurance.
     5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within sixty (60) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information within Indemnitee’s control or possession or as is reasonably available to Indemnitee, and necessary to establish that Indemnitee is entitled to indemnification hereunder.
     6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     7. Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create a presumption that an Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding against the Company (and not the Indemnitee) by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that such Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnitee’s action was unlawful.
     8. Agreement to Advance Expenses; Undertaking. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in which Indemnitee is involved by reason of such Indemnitee’s Corporate Status within ten (10) calendar days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, upon receipt of an undertaking by Indemnitee to repay any and all of the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. Such written statement shall specify the Indemnifiable Expenses for which Indemnitee seeks an advancement under this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. This undertaking is an unlimited general obligation of each of Indemnitees.
     9. Remedies of Indemnitee.
          (a) Right to Petition Court. In the event that any Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Section 8 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, such Indemnitee may petition the court of competent jurisdiction to enforce the Company’s obligations under this Agreement.
          (b) Burden of Proof. In any judicial proceeding brought under Section 9(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.
          (c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with any action brought by Indemnitee under Section 9(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith, but only in the event that Indemnitee is successful on the merits in connection with any such action.
          (d) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 9(a) above, and shall not create a presumption that such payment or advancement is not permissible.
     10. Defense of the Underlying Proceeding.
          (a) Notice by Indemnitee. Indemnitees agree to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify any Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company’s ability to defend in such Proceeding is materially and adversely prejudiced thereby.
          (b) Defense by Company. Subject to the provisions of the last sentence of this Section 10(b), the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however that the Company shall notify Indemnitees of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 10(a) above. The Company shall not, without the prior written consent of Indemnitees, consent to the entry of any judgment against any Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of any Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of any Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitees. This Section 10(b) shall not apply to a Proceeding brought by any Indemnitee under Section 9(a) above or pursuant to Section 17 below.
          (c) Indemnitee’s Right to Counsel. Notwithstanding the foregoing and the provisions of Section 10(b) above, if in a Proceeding to which any Indemnitee is a party by reason of such Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (ii) a conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.
     11. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitees as follows:

          (a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.
          (b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.
     12. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which any Indemnitee may have at any time under applicable law, the Company’s Certificate of Incorporation, Bylaws, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in FTV Directors’ official capacities and as to action in any other capacities as a result of FTV Directors’ serving as directors of the Company.
     13. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the legal or personal representatives, heirs, executors and administrators of Indemnitees. This Agreement shall continue for the benefit of each Indemnitee and such legal or personal representative, heir, executor and administrator after such Indemnitee has ceased to have Corporate Status.
     14. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitees against other persons, and Indemnitees shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
     15. Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of this Agreement, Indemnitees, including the FTV Directors, shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.
     16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

     17. Indemnitee as Plaintiff. Except as provided in the next sentence, Indemnitees shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to a Proceeding brought by any Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Board of Directors of the Company has consented to the initiation of such Proceeding. This Section shall not apply to affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.
     18. Modifications and Waiver. Except as provided in Section 15 above with respect to changes in Delaware law which broaden the right of Indemnitees to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.
     19. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
If to Indemnitee, to:
Financial Technology Management II, LLC
601 California Street, Suite 2200
San Francisco, California 94108
Facsimile: 415.229.3005
Attention: David Haynes
If to the Company, to:
TrustWave Holdings, Inc.
c/o TrustWave Corporation
201 Defense Highway, Suite 205
Annapolis, MD 21401
Facsimile: 410.571.8493
Attention: General Counsel
or to such other address as may have been furnished in the same manner by any party to the others.
     20. Governing Law; Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company and Indemnitees hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of Delaware, (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Court and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint the Company’s registered agent as such agent and each such party hereby agrees to complete all actions necessary for such appointment.
     21. Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document.
* * * Remainder of Page Intentionally Left Blank; Signature Page Follows * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: TRUSTWAVE HOLDINGS, INC.
By:	/s/ Joseph Patanella
	Name:	Joseph Patanella
	Title:	Chief Executive Officer

INDEMNITEES: By: Financial Technology Management II, LLC

By:	/s/ Richard Garman
Name:
Title:

/s/ Richard Garman
Richard Garman

/s/ Kevin Bradford
Kevin Bradford

SIGNATURE PAGE TO
INDEMNIFICATION AGREEMENT